SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:


|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


|_|   Definitive Information Statement

--------------------------------------------------------------------------------

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

                  (Name of Registrant As Specified In Charter)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
5) Total fee paid:


--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


--------------------------------------------------------------------------------
2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
3) Filing Party:


--------------------------------------------------------------------------------
4) Date Filed:


--------------------------------------------------------------------------------

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.

                               7 San Bartola Drive
                          St. Augustine, Florida 32086

                              INFORMATION STATEMENT

                                  INTRODUCTION


      This information statement is being mailed or otherwise furnished to stockholders of Conversion Technologies International, Inc., a Delaware corporation, in connection with the prior receipt by the Company of written consents of the holders of shares representing a majority of the voting power of our outstanding common stock and preferred stock approving a merger (the "Merger") for the purpose of increasing our authorized number of shares of common stock, par value $.00025 per share, from 50,000,000 to 200,000,000 shares (the "Charter Amendment"). In the Merger, CTI Subsidiary Corp., a newly formed wholly-owned subsidiary of ours will merge into us and our Restated Certificate of Incorporation will be amended to effect the increase in authorized shares.

      Our Board of Directors believes that it is advisable and in our best interest to increase our authorized common stock, by means of the Merger, to have available sufficient authorized shares of common stock for issuance upon conversion of a new class of convertible preferred stock which we are offering in a private financing, to permit exercise of options which have been authorized for grant upon consummation of the financing and to otherwise provide for our future needs.

      This information statement is being sent to stockholders on or about __________, 1999.

                      We Are Not Asking You For A Proxy And
                    You Are Requested Not To Send Us A Proxy

             The date of this information statement is _________, 1999

                                  Vote Required

      Under Delaware law, the vote which was required to approve the Merger and Charter Amendment was the affirmative vote of the holders of a majority of the voting power represented by our outstanding common stock and preferred stock, voting together as a class. As of July 9, 1999, there were 6,947,045 shares of common stock outstanding and 545,830 shares of Series A Preferred Stock outstanding. Each share of common stock is entitled to one vote and each share of preferred stock, which is designated as Series A Preferred Stock, is entitled to 20 votes. To be entitled to vote, stockholders must have appeared as stockholders of record on the books of our transfer agent, American Stock Transfer & Trust Company, as of July 9, 1999.

       Vote Obtained- Section 228 of the Delaware General Corporation Law


      Section 228 of the Delaware General Corporation Law provides that in lieu of a stockholder meeting the written consent of the holders of the outstanding shares of stock entitled to vote, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Merger and Charter Amendment as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors determined to seek, and did in fact obtain, the written consent of the holders of a majority of the voting power represented by our common stock and preferred stock, voting together as a class.

      Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. This information statement is intended to provide such notice and to comply with
Section 14(c) of the Securities Exchange Act of 1934, as amended. Section 14(c) requires that issuers who have not solicited consents from each holder of its registered securities entitled to vote must distribute to such holders an information statement.

      Our stockholders are entitled to appraisal rights with respect to the Merger provided that they comply with the conditions established by Section 262 of the Delaware General Corporation Law. It is a condition to consummation of the Merger, pursuant to the merger agreement with

CTI Subsidiary Corp., that no more than 5% of the outstanding shares of each class of voting stock have validly demanded statutory appraisal rights with respect to the Merger within the 20 day period prescribed by Delaware law; provided, however, that our Board of Directors shall have the authority to waive such condition if, in its business judgment, it deems such waiver to be in our best interests. Stockholders who desire to exercise appraisal rights must deliver to us a written demand for appraisal within 20 days after the date of this Information Statement and must otherwise comply with the requirements of
Section 262 (as summarized below and set forth in Annex A attached hereto). Stockholders who provided their written consent approving the Merger will not be eligible for appraisal rights. See "Appraisal Rights" below.


                 Increase in Authorized Common Stock and Merger


      We currently have 50,000,000 shares of common stock authorized, substantially all of which shares would be outstanding on a fully diluted basis, giving effect to shares issuable on conversion or exercise of securities convertible into or exercisable for common stock at current conversion and exercise rates. We are currently offering in a private financing up to 5,000,000 shares of a new series of preferred stock, which will be designated as "Series B Preferred Stock" (the "Series B Preferred Financing"). Each share of Series B Preferred Stock will be initially convertible into 20 shares of common stock, resulting in a potential issuance of an additional 100,000,000 shares of common stock. In addition, our Board of Directors has authorized the grant of options exercisable at $.03 per share to certain of our directors and officers. The total number of options to be issued will be such that, after issuance, the holders will be entitled to purchase upon exercise thereof, up to 20% of the outstanding shares of common stock on a fully diluted basis. As such, we have an insufficient number of authorized shares of common stock to permit conversion or exercise of all such securities. Accordingly, the Board of Directors has authorized an increase in the number of authorized shares of common stock from 50,000,000 to 200,000,000. Such increase will be accomplished by means of the Merger into us of CTI Subsidiary Corp., a nonoperating wholly-owned subsidiary of ours formed for the sole purpose of merging with us. Upon effectiveness of the Merger, our Restated Certificate of Incorporation will be automatically amended to effect the Charter Amendment increasing the authorized shares of common stock. The sole purpose of the Merger is to effect such increase and thereby enable us to issue and sell Series B Preferred Stock in the Series B Preferred Financing, to permit exercise of options which have been authorized for grant and to otherwise provide for our future needs. Upon consummation of the Merger, we will be the surviving corporation and each share of stock of CTI Subsidiary will be cancelled and cease to exist. The shares of our stockholders will not be changed or affected by the Merger.


                                Appraisal Rights

      Holders of shares of common stock and Series A Preferred Stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law with respect to the Merger, provided that they comply with the conditions established by Section 262.

      The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex A. This discussion and Annex A should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

      A record holder of shares of common stock or Series A Preferred Stock who makes the demand described below with respect to such shares, who does not vote in favor of or deliver a written consent approving the Merger, and who otherwise complies with the statutory requirements of Section 262, will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of common stock and/or Series A Preferred Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of common stock or Series A Preferred Stock" are to the record holder or holders of shares of common stock or Series A Preferred Stock.

      Under Section 262, where a merger is accomplished pursuant to Section 228 of the Delaware General Corporation Law (Action by Written Consent in Lieu of Stockholder Meeting), either before or within 10 days after the effective date of the merger (the "Effective Time") each constituent corporation (or, after the Effective Time, the surviving constituent corporation) must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders and include in each such notice a copy of Section 262.

      Holders of shares of common stock or Series A Preferred Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to us within 20 days after the date of mailing of the statutory notice, which is the date of this Information Statement. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the common stock or Series A Preferred Stock.

      A person having a beneficial interest in shares of common stock or Series A Preferred Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Common Stock or Series A Preferred Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of common stock or Series A Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

      A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of common stock or Series A Preferred Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock or Series A Preferred Stock outstanding in the name of such record owner.


      Within 120 days after the Effective Time, either we or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on us in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of common stock or Series A Preferred Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of common stock or Series A Preferred Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by us and the number of holders of such shares. Such statement must be mailed within 10 days after we have received the written request therefor.

      If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of common stock or Series A Preferred Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

      No representation is made as to the outcome of the appraisal of fair value as determined by the Court. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with transactions such as the merger.

      The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.


      Any holder of shares of common stock or Series A Preferred Stock who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record as of a date prior to the Effective Time.

      At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger (i.e., to retain their shares); after this period, the stockholder may withdraw such demand for appraisal only with our consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of common stock or Series A Preferred Stock will be entitled to retain their shares pursuant to the terms of the merger agreement. Inasmuch as we have no obligation to file such a petition, and we have no present intention to do so, any holder of shares of common stock or Series A Preferred Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to us a written withdrawal of his or her demand for appraisal, except
(i) that any such attempt to withdraw made more than 60 days after the Effective Time will require our written approval and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of July 9, 1999, certain information as to the stock ownership and voting power of all persons (or groups of persons) known by us to be the beneficial owner of more than five percent (5%) of the common stock, each of our directors, each of the executive officers and all directors and executive officers as a group.


                                         Number of Shares        Percentage of
Name of Beneficial Owner(1)             Beneficially Owned (2)  Voting Power (3)
---------------------------             ----------------------  ----------------

Eckardt C. Beck (4)                           429,171                2.4

Peter H. Gardner (5)                           46,338                 *

Alexander P. Haig (6)                          15,121                 *

Douglas M. Costle (7)                          15,000                 *

Stephen D. Fish (8)                           463,000                2.6

Irwin M. Rosenthal (9)                         15,121                 *

John G. Murchie (10)                           37,062                 *

All officers and directors as a group
  (7 persons) (11)                           1,020,813               5.6

Technology Funding Venture Partners
  V, An Aggressive Growth Fund, L.P.
  (12)                                       1,547,266               8.4

The Aries Fund,
  a Cayman Islands Trust (13)
  787 7th Avenue
  48th Floor
  New York, New York 10019                   2,175,891               11.7

Aries Domestic Fund, L.P. (14)
  787 7th Avenue, 48th Floor
  New York, New York  10019                  1,268,697               6.9

Porter Partners, L.P. (15)
  100 Shoreline, Suite 211B
  Mill Valley, California  94941              896,000                5.0

P.A.W. Offshore Fund, Ltd. (16)
  90 Mees Pierson
  904 East Bay Street
  P.O. Box 55-6233
  Nassau, Bahamas                            1,120,000               6.3

----------
*     Less than one percent.

(1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned by such

                                              (Footnotes continued on next page)
      stockholder. Unless otherwise indicated, the address of each stockholder is c/o Conversion Technologies International, Inc., 7 San Bartola Drive, St. Augustine, Florida 32086.

(2) The number of shares beneficially owned by each person named in the table includes shares held by each individual of (i) the Company's common stock;
      (ii) the Company's Series A Preferred Stock, as converted into common stock; (iii) Series A Preferred Stock subject to warrants that are presently exercisable, as converted into common stock; and (iv) common stock subject to options or warrants that are presently exercisable or exercisable within 60 days of July 9, 1999.

(3) Applicable percentage of voting power is based on the 17,863,645 shares of common stock outstanding (on a diluted basis) as of July 9, 1999. That number is comprised of 6,947,045 outstanding shares of common stock and 10,916,600 shares of common stock issuable upon conversion of 545,830 outstanding shares of Series A Preferred Stock. Shares of Series A Preferred Stock and common stock subject to options and warrants that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options and warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4) Includes 13,833 shares of common stock held and 224,000 shares of common stock issuable upon conversion of 11,200 outstanding shares of Series A Preferred Stock. Also includes currently exercisable options to purchase 191,338 shares of common stock. Excludes options to purchase 120,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of, as well as shares which the individual may purchase in, the Series B Preferred Financing. The address of such stockholder is 6345 NW 26th Terrace, Boca Raton, Florida 33496.

(5) Includes currently exercisable options to purchase 46,338 shares of common stock. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of the Series B Preferred Financing. Mr. Gardner was formerly an Investment Officer at Technology Funding, Inc. ("TFI"), the Managing General Partner of Technology Funding Partners III, L.P. ("TFP III") and Technology Funding Partners V, an Aggressive Growth Fund, L.P. ("TFVP V"). Mr. Gardner disclaims beneficial ownership of all securities of the Company owned by TFP III and TFVP V.

(6) Includes currently exercisable options to purchase 15,121 shares of common stock. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of the Series B Preferred Financing.

(7) Includes currently exercisable options to purchase 15,000 shares of common stock. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of the Series B Preferred Financing.

(8) Includes 448,000 shares issuable upon conversion of 22,400 shares of Series A Preferred Stock and currently exercisable options to purchase 15,000 shares of common stock. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of, as well as shares which the individual may purchase in, the Series B Preferred Financing.

(9) Includes currently exercisable options to purchase 15,121 shares of common stock. Excludes options to purchase 10,000 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of the Series B Preferred Financing.

(10) Includes currently exercisable options to purchase 37,062 shares of common stock. Excludes options to purchase 66,668 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to such individual upon consummation of the Series B Preferred
      Financing.

                                              (Footnotes continued on next page)

(11) Calculation does not include securities held by Mr. Goldman or Mr. Pappas who are no longer directors or officers of the Company. Calculation excludes options to purchase 236,668 shares of common stock which are not exercisable within 60 days. Also excludes options to be granted to any of such individuals upon consummation of, as well as shares which these individuals may purchase in, the Series B Preferred Financing.

(12) Includes (A) securities held by TFVP V consisting of (i) 207,547 shares of common stock, (ii) 176,400 shares of common stock issuable upon conversion of 8,820 shares of Series A Preferred Stock, (iii) shares of common stock issuable upon exercise of 371,822 Class A Warrants (includes the Class B Warrants underlying such Class A Warrants), and (iv) 51,884 shares of common stock underlying additional warrants, and (B) securities held by TFP III consisting of (i) 69,180 shares of common stock, (ii) 529,200 shares of common stock issuable upon conversion of 26,460 shares of Series A Preferred Stock, (iii) shares of common stock issuable upon exercise of 123,940 Class A Warrants (includes the Class B Warrants underlying such Class A Warrants) and (iv) 17,293 shares of common stock underlying additional warrants.

(13) Paramount Capital Asset Management, Inc. ("PCAM") is the Investment Manager to The Aries Fund, a Cayman Islands Trust (the "Aries Trust"). Lindsay A. Rosenwald, M.D. is President and sole shareholder of PCAM. PCAM and Dr. Rosenwald may be considered to beneficially own the securities owned by the Aries Trust by virtue of their authority to vote and/or dispose of the securities. Securities held by the Aries Trust consist of 1,478,400 shares of common stock issuable upon conversion of 73,920 shares of Series A Preferred Stock, shares of common stock issuable upon exercise of 148,728 Class A Warrants (includes the Class B Warrants underlying such Class A Warrants); 400,903 shares of common stock underlying additional warrants, and 147,860 shares of common stock underlying Series A Preferred Stock subject to warrants. In addition, Dr. Rosenwald beneficially owns 205,134 shares of our common stock and warrants to purchase 44,727 shares of our common stock. Excludes shares which may be purchased in the Series B Preferred Financing.

(14) PCAM is the General Partner of the Aries Domestic Fund L.P. Dr. Rosenwald is the President and sole shareholder of PCAM. PCAM and Dr. Rosenwald may be considered to beneficially own the securities owned by the Aries Domestic Fund, L.P. by virtue of their authority to vote and/or dispose of the securities. PCAM and Dr. Rosenwald beneficially own all securities of the Company held by the Aries Domestic Fund, L.P. Securities held by Aries Domestic Fund, L.P. consist of 761,600 shares of common stock issuable upon conversion of 38,080 shares of Series A Preferred Stock, shares of common stock issuable upon exercise of 247,882 Class A Warrants (including the Class B Warrants underlying such Class A Warrants); warrants to purchase an additional 183,035 shares of common stock, and warrants to purchase Series A Preferred Stock which is convertible into 76,180 shares of common stock. In addition, Dr. Rosenwald beneficially owns 205,134 shares of the Company common stock and warrants to purchase 44,727 shares of Conversion Technologies common stock. Excludes shares which may be purchased in the Series B Preferred Financing.

(15) Includes 896,000 shares of common stock underlying 44,800 shares of Series A Preferred Stock. Jeffrey H. Porter is the Managing General Partner of Porter Partners, L.P. Mr. Porter may be considered a beneficial owner of the securities owned by Porter Partners, L.P. by virtue of his authority to vote and/or dispose of the securities held by Porter Partners, L.P. Mr. Porter disclaims beneficial ownership of all securities of the Company held by Porter Partners, L.P.

(16) Includes 1,120,000 shares of common stock underlying 56,000 shares of Series A Preferred Stock. Peter Wright is the Investment Manager for the P.A.W. Offshore Fund, Ltd. Mr. Wright may be considered the beneficial owner of the securities owned by the P.A.W. Offshore Fund, Ltd. by virtue of his authority to vote and/or dispose of the Company's securities held by P.A.W. Offshore Fund, Ltd. Mr. Wright disclaims beneficial ownership of all securities of the Company held by P.A.W. Offshore Fund, Ltd.

                           Interest of Certain Persons

      Our Board of Directors has authorized the grant of options exercisable at $.03 per share to certain of our directors and officers upon consummation of the Series B Preferred Financing. The total number of options to be issued will be such that, after issuance, the holders will be entitled to purchase upon exercise thereof, up to 20% of the outstanding shares of common stock on a fully diluted basis. Issuance of shares of common stock upon exercise of these options would be contingent upon effecting the Merger and related Charter Amendment. In addition, certain directors and/or associates may purchase Series B Preferred Stock in the Series B Preferred Financing.

                                    By Order of the Board of Directors


                                    ____________________________________________
                                    Eckardt C. Beck
                                    Acting President and Chief Executive Officer

St. Augustine, Florida
____________, 1999

                                                                         Annex A

                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

                            8 Del. C. ss. 262 (1998)

ss. 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.